UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

SmartStop Self Storage REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55617	46-1722812
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On March 30, 2020, SmartStop Self Storage REIT, Inc. (the “Company”) issued a letter to its stockholders regarding the novel coronavirus (COVID-19) pandemic and the resulting suspension of its share redemption program (the “SRP”) and the change in distribution authorization by the Company. A copy of the letter to stockholders is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 8.01.	Other Events.

Suspension of SRP

As previously disclosed, on August 26, 2019, the Company’s board of directors (the “Board”) approved the suspension of the Company’s SRP effective as of September 27, 2019, except with respect to redemption requests made in connection with the death or disability of a stockholder, including redemption due to confinement to a long-term care facility, or pursuant to exigent circumstances. In order to preserve cash in light of the uncertainty relating to COVID-19 and its potential impact on the Company’s overall financial results, we will not be able to honor such redemption requests made for the quarter ending March 31, 2020. Also, on March 30, 2020, the Board approved the complete suspension of the Company’s SRP. Under the SRP, the Board may amend, suspend, or terminate the SRP with 30 days’ notice to the Company’s stockholders. This Current Report on Form 8-K serves as such required notice and therefore the suspension of the SRP will be effective on April 29, 2020. All pending redemption requests will not be redeemed, nor will any additional requests received in future quarters be redeemed, until further notice. The SRP will remain suspended until such time as the Board may approve the resumption of the SRP.

Change in Distribution Policy and Distribution Authorization for April 2020

The Company has decided to change from quarterly to monthly authorization of distributions for the second quarter of 2020 and the foreseeable future. This change in the Company’s distribution policy is in order to give the Board maximum flexibility to monitor and evaluate the situation related to the financial impact of COVID-19.

On March 30, 2020, the Board authorized a daily distribution rate of approximately $0.00164 per day per share on the outstanding shares of common stock payable to Class A and Class T stockholders of record of such shares as shown on the Company’s books at the close of business on each day of the period commencing on April 1, 2020 and ending April 30, 2020.

In connection with this distribution, for the stockholders of Class T shares, after the stockholder servicing fee is paid, approximately $0.0014 per day will be paid per Class T share. Such distributions payable to each stockholder of record during April 2020 will be paid in May 2020.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Letter to Stockholders

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE REIT, INC.

Date: March 30, 2020	By:	/s/ James Barry
James Barry
Chief Financial Officer and Treasurer